Web.com Group, Inc. 12808 Gran Bay Parkway West Jacksonville, FL 32258 T: (904) 680-6600 F: (904) 880-0350 NASDAQ: WEB

Web.com Reports First Quarter 2018 Financial Results

•	Strong financial and operating performance exceeding revenue and profitability guidance

•	Completed debt refinancing extending maturity and increasing liquidity and flexibility

JACKSONVILLE, Fla. - May 3, 2018 - Web.com Group, Inc. (NASDAQ: WEB), the marketing partner for businesses wanting to connect with more customers and grow, today announced results for the first quarter ended March 31, 2018.

"Web.com delivered solid first quarter financial results with both revenue and profitability that exceeded the high end of our guidance ranges. We made progress against each of our key initiatives for the year and have a well-defined plan to drive additional improvements as we move through 2018.  We are confident that successfully executing on these initiatives will enable us to deliver greater value for both customers and shareholders," said David L. Brown, chairman, chief executive officer and president of Web.com.
Brown added, "In addition, our recent debt refinancing strengthens our capital structure and enables us to optimize our capital deployment strategy with an expanded and flexible credit facility. Overall, we are off to a solid start to the year, and we believe we are well positioned to deliver against our long term goals."

Summary of First Quarter 2018 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $186.7 million for the first quarter of 2018, compared to $185.1 million for the first quarter of 2017. Non-GAAP revenue was $187.8 million for the first quarter of 2018, compared to $186.8 million in the comparable prior year period. Results exceeded the high end of both GAAP and non-GAAP revenue guidance of $183.0 to $186.0 million and $184.0 to $187.0 million, respectively.

•
GAAP operating income was $15.5 million for the first quarter of 2018, representing a 8% GAAP operating margin, compared to $20.5 million, representing a 11% GAAP operating margin, for the first quarter of 2017. Non-GAAP operating income was $37.5 million for the first quarter of 2018, representing a 20% non-GAAP operating margin, compared to $41.6 million for the first quarter of 2017, representing a 22% non-GAAP operating margin.

•
GAAP net income was $4.6 million, or $0.09 per diluted share, for the first quarter of 2018, representing a 2% GAAP net income margin. GAAP net income was $6.5 million, or $0.13 per diluted share, for the first quarter of 2017, representing a 4% GAAP net income margin.

•	Adjusted EBITDA was $42.8 million for the first quarter of 2018, representing an adjusted EBITDA margin of 23%, surpassing the high end of the Company's adjusted EBITDA g uidance of $40.5 to $42.5 million. The Company had adjusted EBITDA of $47.2 million for the first quarter of 2017, representing a 25% adjusted EBITDA margin.

•	The Company generated cash from operations of $27.2 million for the first quarter of 2018, compared to $33.2 million of cash flow from operations for the first quarter of 2017.

First Quarter Operating Highlights:

•	Web.com's total net subscribers were approximately 3,349,000 at the end of the first quarter of 2018, declining approximately 62,000 from the end of the fourth quarter of 2017.

•
Web.com's average revenue per user (ARPU) was $18.34 for the first quarter of 2018 compared to $17.67 for the first quarter of 2017. ARPU declined sequentially during the first quarter of 2018 from $18.38 during the fourth quarter of 2017.

•	Web.com's trailing twelve month customer retention rate was 85.5% for the first quarter of 2018.

Conference Call Information
Management will host a conference call today, May 3, 2018, at 5:00 p.m. ET, to discuss Web.com's first quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 800-289-0438 (domestic) or 323-794-2423 (international). A replay of this conference call will be available until May 17, 2018, at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 8690366.

About Web.com
Since 1997 Web.com (Nasdaq: WEB) has been the marketing partner for businesses wanting to connect with more customers and grow. We listen, then apply our expertise to deliver solutions that owners need to market and manage their businesses, from building brands online to reaching more customers or growing relationships with existing customers. For some, this means a fast, reliable, attractive website; for others, it means customized marketing plans that deliver local leads; and for others, it means customer-scheduling or customer-relationship marketing (CRM) tools that help businesses run more efficiently. Owners from big to small can focus on running the companies they know while we handle the marketing they need. To learn how this global company collaborates with customers and employees to achieve their potential, explore www.web.com or follow on Twitter at @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the Company, in ways that management views or uses to assess the performance of the Company. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because management believes that excluding such measures helps management and investors better understand the Company's revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, asset impairment, stock-based compensation charges, restructuring expenses, corporate development expenses and fair value adjustment to deferred revenue and deferred expense because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation and amortization expense, loss on sale of assets, asset impairment, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Non-GAAP Cost of Revenue (excluding depreciation and amortization). Web.com excludes from non-GAAP cost of revenue (excluding depreciation and amortization) the fair value adjustment to deferred expense and stock based compensation charges because management believes that adjusting for such measures helps management and investors better understand the company's operating activities.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in the Company's financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales or impairment and certain other transactions. Web.com excludes the impact of asset sales or impairment and certain other transactions including debt extinguishments and the sale of equity method investment from its non-GAAP measures because the impact of these items is not considered part of the company's ongoing operations.

•
Monthly average revenue per user, or ARPU. ARPU is a metric the Company measures on a quarterly basis. The Company defines ARPU as quarterly non-GAAP subscription revenue divided by the average of the number of subscribers at the beginning of the quarter and the number of subscribers at the end of the quarter, divided by three months. The Company excludes from subscription revenue the impact of the fair value adjustments to deferred revenue resulting from acquisition-related write downs.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, the statements regarding whether Web.com making progress on its plan to drive additional improvements to its key initiatives will enable it to deliver greater value to customers and shareholders, and the refinancing of its debt will enable Web.com to optimize its capital deployment strategy. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
Brian Wright
904-371-6856
Brian.Wright@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2018	2017

Revenue	$186,741	$185,118

Cost of Revenue and Operating Expenses:
Cost of revenue (excluding depreciation and amortization)	62,714	57,922
Sales and marketing	51,579	50,911
Technology and development	20,001	17,001
General and administrative	16,605	19,843
Restructuring expense	2,703	322
Asset Impairment	93	143
Depreciation and amortization	17,514	18,433
Total cost of revenue and operating expenses	171,209	164,575
Income from operations	15,532	20,543

Interest expense, net	(8,760)	(7,891)
Net income before income taxes	6,772	12,652
Income tax expense	(2,196)	(6,134)
Net income	$4,576	$6,518

Other comprehensive income:
Foreign currency translation adjustments	(64)	598
Unrealized gain on investments, net of tax	—	1
Total comprehensive income	$4,512	$7,117

Basic earnings per share:
Net income per basic common share	$0.10	$0.13
Diluted earnings per share:
Net income per diluted common share	$0.09	$0.13

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2018	December 31, 2017
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$9,660	$11,976
Accounts receivable, net of allowance of $1,548 and $1,454, respectively	27,160	25,424
Prepaid expenses	17,852	10,220
Deferred expenses	65,444	63,267
Other current assets	3,627	3,054
Total current assets	123,743	113,941

Property and equipment, net	56,280	57,188
Deferred expenses	49,262	46,316
Goodwill	885,257	885,662
Intangible assets, net	359,338	371,571
Other assets	21,791	21,565
Total assets	$1,495,671	$1,496,243

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$21,039	$23,357
Accrued expenses	13,809	15,957
Accrued compensation and benefits	13,268	15,560
Deferred revenue	241,429	233,574
Current portion of debt	24,943	16,612
Deferred consideration	581	22,466
Other liabilities	7,463	6,321
Total current liabilities	322,532	333,847

Deferred revenue	186,825	185,886
Long-term debt	625,403	630,358
Deferred tax liabilities	53,809	51,042
Other long-term liabilities	21,288	20,474
Total liabilities	1,209,857	1,221,607
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 49,437,051 and 48,845,352 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	49	49
Additional paid-in capital	584,979	585,179
Treasury stock at cost, 4,170,867 and 4,305,221 shares at March 31, 2018 and December 31, 2017, respectively	(107,521)	(111,093)
Accumulated other comprehensive loss	(4,567)	(4,503)
Accumulated deficit (1)	(187,126)	(194,996)
Total stockholders' equity	285,814	274,636
Total liabilities and stockholders' equity	$1,495,671	$1,496,243
(1) The Company adopted Accounting Standards Update ("ASU") 2014-09 on January 1, 2018 using the modified retrospective transition method and recorded a $3.3 million adjustment for previously unrecognized costs to acquire contracts in opening accumulated deficit on January 1, 2018.

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$4,576	$6,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,514	18,433
Stock based compensation	5,774	5,557
Deferred income taxes	1,713	5,674
Amortization of debt issuance costs and other	3,771	3,697
Loss on sale of assets	12	—
Asset impairment	93	143
Changes in operating assets and liabilities:
Accounts receivable, net	(1,740)	2,985
Prepaid expenses and other assets	(8,009)	(6,868)
Deferred expenses	(764)	(1,694)
Accounts payable	(1,570)	(6,156)
Accrued expenses and other liabilities	(838)	2,583
Accrued compensation and benefits	(2,294)	(5,286)
Deferred revenue	8,927	7,602
Net cash provided by operating activities	27,165	33,188

Cash flows from investing activities
Business acquisitions, net of cash acquired	(18)	(8,587)
Capital expenditures	(5,015)	(5,179)
Net cash used in investing activities	(5,033)	(13,766)

Cash flows from financing activities
Stock issuance costs	(1)	(3)
Common stock repurchased	(3,632)	(3,360)
Payments of long-term debt	—	(2,438)
Payments of revolving credit facility	(14,000)	—
Proceeds from exercise of stock options	1,229	4,416
Deferred consideration payment	(22,000)	(18,933)
Proceeds from borrowings on revolving credit facility	14,000	7,000
Common stock purchases under stock repurchase plan	—	(2,081)
Net cash used in financing activities	(24,404)	(15,399)

Effect of exchange rate changes on cash	(43)	(2)

Net (decrease) increase in cash, cash equivalents and restricted cash	(2,315)	4,021
Cash, cash equivalents and restricted cash, beginning of period	16,886	25,773
Cash, cash equivalents and restricted cash, end of period	$14,571	$29,794

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2018	2017
Supplemental cash flow information
Interest paid	$5,640	$4,961
Income taxes paid, net	$387	$361

In fiscal 2017, we adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash and cash equivalents. Prior year amounts have been restated to reflect the adoption which increased the beginning and end of period cash, cash equivalents and restricted cash at December 31, 2016 and March 31, 2017, respectively by approximately $5.3 million each from the previously as filed amounts.

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2018	2017
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$186,741	$185,118
Fair value adjustment to deferred revenue	1,095	1,710
Non-GAAP revenue	$187,836	$186,828

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$15,532	$20,543
Amortization of intangibles	12,245	12,880
Loss on sale of assets	12	—
Asset impairment	93	143
Stock based compensation	5,774	5,557
Restructuring expense	2,703	322
Corporate development	67	417
Fair value adjustment to deferred revenue	1,095	1,710
Fair value adjustment to deferred expense	26	57
Non-GAAP operating income	$37,547	$41,629

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	8%	11%
Amortization of intangibles	7	7
Loss on sale of assets	—	—
Asset impairment	—	—
Stock based compensation	3	3
Restructuring expense	1	—
Corporate development	—	—
Fair value adjustment to deferred revenue	1	1
Fair value adjustment to deferred expense	—	—
Non-GAAP operating margin	20%	22%

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2018	2017

Reconciliation of GAAP net income to adjusted EBITDA
GAAP net income	$4,576	$6,518
Depreciation & Amortization	17,514	18,433
Loss on sale of assets	12	—
Asset impairment	93	143
Stock based compensation	5,774	5,557
Restructuring expense	2,703	322
Corporate development	67	417
Fair value adjustment to deferred revenue	1,095	1,710
Fair value adjustment to deferred expense	26	57
Interest expense, net	8,760	7,891
Income tax expense	2,196	6,134
Adjusted EBITDA	$42,816	$47,182

Reconciliation of GAAP net income margin to adjusted EBITDA margin
GAAP net income margin	2%	4%
Depreciation & Amortization	9	9
Loss on sale of assets	—	—
Asset impairment	—	—
Stock based compensation	3	3
Restructuring expense	1	—
Corporate development	—	—
Fair value adjustment to deferred revenue	1	1
Fair value adjustment to deferred expense	—	—
Interest expense, net	6	5
Income tax expense	1	3
Adjusted EBITDA margin	23%	25%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$27,165	$33,188
Capital expenditures	(5,015)	(5,179)
Free cash flow	$22,150	$28,009

Net cash used in investing activities	$(5,033)	$(13,766)
Net cash used in financing activities	$(24,404)	$(15,399)

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2018		2017
Reconciliation of GAAP cost of revenue (excluding depreciation and amortization) to non-GAAP cost of revenue (excluding depreciation and amortization)
Cost of revenue (excluding depreciation and amortization)	$62,714		$57,922
Less: Fair value adjustment to deferred expenses	(26)		(57)
Less: Stock based compensation	(260)		(270)
Non-GAAP cost of revenue (excluding depreciation and amortization)	$62,428		$57,595

	Three months ended March 31, 2018		Three months ended March 31, 2017	Three months ended December 31, 2017
Reconciliation of GAAP revenue to non-GAAP subscription revenue used in ARPU
GAAP revenue	$186,741		$185,118	$188,845
Fair value adjustment to deferred revenue	1,095		1,710	2,289
Non-GAAP revenue	$187,836		$186,828	$191,134
Professional services and other revenue	(1,845)		(1,771)	(1,806)
Non-GAAP subscription revenue used in ARPU	$185,991		$185,057	$189,328
Average subscribers (in thousands)	3,380		3,490	3,434
ARPU (Non-GAAP subscription revenue per subscriber over 3 month period)	$18.34		$17.67	$18.38

Reconciliation of GAAP revenue to non-GAAP revenue	Guidance for three months ended March 31, 2018 as of February 8, 2018
GAAP revenue	$183,000	-	$186,000
Fair value adjustment to deferred revenue	1,000		1,000
Non-GAAP revenue	$184,000	-	$187,000

Note that the Company has not reconciled Adjusted EBITDA guidance to GAAP net income because it does not provide guidance on GAAP net income or the reconciling items between Adjusted EBITDA and net income as a result of the substantial uncertainty regarding, and the potential substantial variability of, these items. The actual amount of net income and such responding reconciling items will have a significant effect on Adjusted EBITDA. Accordingly a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Web.com Group, Inc.
Supplemental Information
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2018	2017
Stock based compensation
Cost of revenue	$260	$270
Sales and marketing	1,508	1,368
Technology and development	1,134	1,001
General and administrative	2,872	2,918
Total	$5,774	$5,557

Revenue
Subscription	$184,896	$183,347
Professional services and other	1,845	1,771
Total	$186,741	$185,118

Other Information
Non-GAAP operating income	$37,547	$41,629
GAAP interest expense, net	$8,760	$7,891
Amortization of debt issuance costs and other	$3,771	$3,697
Income taxes paid	$387	$361
GAAP diluted weighted average common shares	49,066	50,800